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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-3) and (Form S-8) of Cytel Corporation of our report dated February 5, 1998, except for Note 10, as to which the date is February 27, 1998, with respect to the consolidated financial statements of Cytel Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.


                                                       ERNST & YOUNG LLP

San Diego, California
March 27, 1998